ALLONGE
                                TO
                      SECURED PROMISSORY NOTE


           ALLONGE, dated January 29, 1999 attached to and forming a part of the Secured Promissory Note, dated January 26, 1999 (the "Note"), made by THE NETWORK CONNECTION, INC., a Georgia corporation ("Maker"), payable to the order of Interactive Flight
Technologies, Inc., a Delaware corporation ("Payee") in the original principal amount of $500,000.

           Paragraph 1 of the Note is hereby amended and restated in full to read as follows:


               "Payee shall fund $350,000 on the date hereof, $75,000 on or about January 29, 1999, and $75,000 not later than February 15, 1999 by wire transfer of immediately available funds to an account specified by Payee. Notwithstanding the foregoing, Payee may, in its sole discretion, fund the final payment of $75,000, or such portion or portions thereof as Payee may elect, from time to time prior to February 15, 1999."


           In all other respects, the Note is confirmed, ratified and approved and, as amended by this Allonge, shall continue in full force and effect.

           IN WITNESS WHEREOF, Maker and Payee have caused this
Allonge to be executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                                   THE NETWORK
                               CONNECTION, INC.


                               By:______________________________


                               Accepted and agreed to:

                               INTERACTIVE FLIGHT TECHNOLOGIES,
                               INC.

                               By:______________________________